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[iVillage.com LOGO]


                                                                    EXHIBIT 99.3
FOR IMMEDIATE RELEASE


           iVillage Creates World's Largest Women's Destination Online
                        Through Acquisition of Women.com

                 Finalizes $20 Million Combined Investment from
          Hearst Communications and Other Former Women.com Stockholders


NEW YORK - June 18, 2001 -iVillage Inc. (Nasdaq: IVIL), operator of the iVillage Network, which includes Lamaze Publishing, The Newborn Channel, iVillage Solutions and Astrology.com, today announced that it has completed its acquisition of Women.com Networks, Inc. (Nasdaq: WOMN). The acquisition received stockholder approval at special meetings of iVillage and Women.com stockholders on June 15, 2001. The acquisition of Women.com by iVillage creates the world's largest women's destination online. In addition, when combining the unduplicated unique visitors in May 2001 from a custom report by Media Metrix, the merged company would have more than 12.1 million unique visitors, placing it firmly among the largest 20 digital media/Web properties worldwide.

"Today we have created the most comprehensive online destination in the world for advertisers targeting women in their media mix," said Doug McCormick, Chairman and Chief Executive Officer of iVillage.com. "The emotional connection that women have with our brand will now become even stronger with the addition of the Women.com sites. We are proud to offer our visitors and advertisers the very best on the Web."

"This acquisition provides iVillage with a number of industry-leading sponsors, additional media investors and strategic partners such as The Hearst Corporation, Rodale Inc., and Harlequin, and gives the combined company an unduplicated reach of 13.5% of the online population," added Mr. McCormick.

Under terms of the merger agreement, iVillage acquired all outstanding shares of Women.com. iVillage issued 0.322 shares of iVillage Common Stock to Women.com stockholders for each share of Women.com Common Stock, as well as a nominal amount of cash. iVillage expects to issue approximately 15.2 million shares of common stock in the transaction.

In addition, Hearst Communications, Inc., a unit of The Hearst Corporation, and other former Women.com stockholders have purchased 9.324 million shares of iVillage Common Stock and warrants to purchase 2.1 million shares for an aggregate purchase price of $20 million. Hearst Communications invested approximately $19.7 million of the total $20 million invested. Hearst Communications has also committed to purchase from iVillage production and advertising services in a range of approximately $15 - $21 million over a three-year period.


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The Hearst Magazines Web sites that will reside on iVillage include
Cosmopolitan, Country Living, Good Housekeeping, House Beautiful, Marie Claire, Redbook, Town & Country and Victoria. These magazines reach 69.5 million women each month.

Doug McCormick will continue to serve as Chairman and Chief Executive Officer of iVillage Inc. Women.com's former Chief Executive Officer, Marleen McDaniel has left the company to pursue other interests, but will remain available for a transition period. Candice Carpenter stepped-down as Chairman of iVillage's Board in April 2001.

Three representatives from Hearst Communications, who were prior members of the Board of Women.com, have been appointed to the iVillage Board of Directors:
James M. Asher, Cathleen P. Black and Al Sikes. Mr. Asher is currently Senior Vice President and Chief Legal and Development Officer of The Hearst Corporation. Ms. Black is President of Hearst Magazines and Senior Vice President of The Hearst Corporation. Mr. Sikes is Vice President of The Hearst Corporation and President of Hearst Interactive Media and has previously served as Chairman of the Federal Communications Commission (FCC).

With the closing of this transaction, Women.com is now a wholly owned subsidiary of iVillage Inc. and will operate under the iVillage Network. Women.com Common Stock has ceased trading at the close of market today, Monday, June 18, 2001, and will no longer be listed on the Nasdaq National Market. Investors who purchased shares of Women.com Common Stock on Nasdaq prior to close of market today will receive 0.322 shares of iVillage Common Stock for each share of Women.com Common Stock, as well as a nominal amount of cash.

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IMPORTANT NOTE:
iVillage management will host a conference call Thursday, June 21, 2001, at 5:00 p.m. to discuss additional details relating to the Company's acquisition of Women.com and to provide available pro forma projections for the combined company. The call can be accessed through iVillage's Investor Relations Web site located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com. A replay of the conference call will be available on iVillage's Investor Relations Web site for 48 hours after the call and can be accessed two hours after the call's start time.
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About iVillage Inc.
iVillage is a media company, which includes iVillage.com, Women.com, Lamaze Publishing, The Newborn Channel, iVillage Solutions and Astrology.com. iVillage.com is a leading women's online destination providing practical solutions and everyday support for women 18 and over. Lamaze Publishing produces advertising-supported educational materials for expectant and new parents. The Newborn Channel is a satellite television network in over 1,000 hospitals nationwide.

iVillage.com is organized into branded communities across multiple topics of high importance to women and offers interactive services, peer support, content and online access to experts and tailored shopping opportunities. Content areas include Astrology, Babies, Beauty, Books, Diet & Fitness, Entertainment, Food, Games, Health, Home & Garden, Lamaze, Money, News & Issues, Parenting, Pets, Pregnancy, Relationships, Relaxation, and Work.


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Established in 1995 and headquartered in New York City, iVillage Inc. (Nasdaq:
IVIL) is recognized as an industry leader in developing innovative sponsorship and commerce relationships that match the desire of marketers to reach women with the needs of iVillage.com members for relevant information and services. Membership to iVillage.com is free and offers features such as e-mail, personal homepages, instant messaging and other community tools.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

iVillage Inc. has included in this press release certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage's business, operations and financial condition. The words or phrases "can be", "expects", "may affect", "may depend", "believes", "estimate", "project" and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future performance. Actual results could differ materially from those anticipated in such forward-looking statements due to a number of factors, some of which are beyond iVillage's control, in addition to those discussed in iVillage's other press releases, public filings and statements by iVillage's management, including (i) the volatile and competitive nature of the Internet industry, (ii) changes in domestic and foreign economic and market conditions,
(iii) the effect of federal, state and foreign regulation on iVillage's business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage's business and financial condition, (v) iVillage's ability to establish and maintain relationships with advertisers, sponsors, and other third party providers and partners, (vi) the impact of pending litigation on iVillage's business and financial conditions and (vii) iVillage's ability to successfully integrate and manage its acquisition of Women.com Networks, Inc. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.


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Contact:
Carl Fischer
Vice President, Corporate Communications
iVillage Inc.
212.600.6502
cfischer@mail.ivillage.com


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